                                                                    EXHIBIT 3.12


                        LIMITED PARTNERSHIP AGREEMENT
                        -----------------------------

                                      OF
                                      --

                          SHELTER DISTRIBUTION, L.P.
                          --------------------------

                                   CONTENTS
                                   --------
                                                                     Page
                                                                     ----

                                  ARTICLE ONE
                                  -----------
                          NAME OF PARTNERSHIP, PLACE,
                          ---------------------------
                      CHARACTER OF BUSINESS AND INTEREST
                      ----------------------------------

1.01.  Name.........................................................   1
       ----
1.02.  Registered Office and Place of Business......................   1
       ---------------------------------------
1.03.  Character of Business........................................   1
       ---------------------
1.04.  Interest in Partnership......................................   2
       -----------------------

                                  ARTICLE TWO
                                  -----------
                              TERM OF PARTNERSHIP
                              -------------------

2.01.  Term of Partnership..........................................   2
       -------------------
2.02.  Wind-Up......................................................   2
       -------

                                 ARTICLE THREE
                                 -------------
                    CAPITAL CONTRIBUTIONS AND CAPITAL UNITS
                    ---------------------------------------

3.01.  Partnership Capital..........................................   2
       -------------------
3.02.  Capital Contributions........................................   2
       ---------------------
3.03.  Additional Contributions.....................................   3
       ------------------------
3.04.  Mandatory Additional Contributions...........................   3
       ----------------------------------
3.05.  Right To Maintain Proportionate Interest.....................   3
       ----------------------------------------
3.06.  Adjustment of Capital Units..................................   4
       ---------------------------
3.07.  Failure to Make Required Contributions.......................   4
       --------------------------------------
3.08.  Liability of Partners........................................   5
       ---------------------
3.09.  Return of Contribution.......................................   5
       ----------------------
3.10.  Capital Accounts.............................................   6
       ----------------
3.11.  Capital Account Restatement..................................   6
       ---------------------------
3.12.  Deficit Capital Accounts.....................................   7
       ------------------------

                                 ARTICLE FOUR
                                 ------------
            ALLOCATION OF INCOME, GAIN, LOSS, DEDUCTION AND CREDIT
            ------------------------------------------------------

4.01.  Net Income and Net Loss......................................   7
       -----------------------
4.02.  Allocation of Net Income and Net Loss........................   8
       -------------------------------------
4.03.  Special Allocations..........................................   8
       -------------------
4.04.  Curative Allocations.........................................  11
       --------------------
4.05.  Effects of Varying General and Limited Partnership
       --------------------------------------------------
         Interests During a Partnership Year........................  13
         -----------------------------------


                                      (i)

4.06.  Allocation of Income, Gain, Loss and Deduction;
       -----------------------------------------------
       Section 704(c)...............................................  13
       --------------
4.07.  Allocation of Tax Items......................................  13
       -----------------------
4.08.  Interest, Salaries or Fees Paid to Partners..................  13
       -------------------------------------------
4.09.  Definitions..................................................  13
       -----------
4.10.  Certain Interests of General Partners........................  14
       -------------------------------------


                                 ARTICLE FIVE
                                 ------------
                                 DISTRIBUTIONS
                                 -------------

5.01.  Cash Available for Distribution..............................  15
       -------------------------------
5.02.  Allocation of Cash Available for Distribution................  15
       ---------------------------------------------
5.03.  Working Capital and Property Replacement Reserves............. 15
       ------------------------------------------------
5.04.  Distributions of Cash........................................  16
       ---------------------
5.05.  Distributions of Non-Cash Available for Distribution.........  16
       ----------------------------------------------------
5.06.  Distributions of Property....................................  16
       -------------------------

                                  ARTICLE SIX
                                  -----------
                        MANAGEMENT AND PARTNERS' DUTIES
                        -------------------------------

6.01.  Management of Partnership....................................  16
       -------------------------
6.02.  Operation of Partnership Business............................  16
       ---------------------------------
6.03.  Control of the Business by Limited Partners..................  18
       -------------------------------------------
6.04.  Limitations of General Partners..............................  19
       -------------------------------
6.05.  Loans by Partners............................................  19
       -----------------
6.06.  Liability of the General Partners............................  20
       ---------------------------------

                                 ARTICLE SEVEN
                                 -------------
                 BANK ACCOUNTS, FISCAL YEAR, BOOKS, ACCOUNTING
                 ---------------------------------------------
                                 AND ELECTIONS
                                 -------------

7.01.  Partnership Bank Account.....................................  20
       ------------------------
7.02.  Partnership Fiscal Year......................................  20
       -----------------------
7.03.  Partnership Books............................................  21
       -----------------
7.04.  Partnership Accounting.......................................  21
       ----------------------
7.05.  Tax Elections................................................  21
       -------------
7.06.  Other Tax Matters............................................  21
       -----------------
7.07.  Required Records.............................................  21
       ----------------


                                 ARTICLE EIGHT
                                 -------------
                      ASSIGNMENT OF PARTNERSHIP INTEREST
                      ----------------------------------
                          AND RIGHT OF FIRST REFUSAL
                          --------------------------

8.01.  Transfer of Partnership Interest.............................  22
       --------------------------------
8.02.  Interest of General Partner..................................  22
       ---------------------------


                                      (ii)

8.03.  Transfer of Interest of Limited Partner......................  23
       ---------------------------------------
8.04.  Sale to Third Party by Limited Partner.......................  23
       --------------------------------------
8.05.  Acceptances Conditional......................................  24
       -----------------------
8.06.  Purchase Price...............................................  24
       --------------
8.07.  Completion of Sale...........................................  25
       ------------------
8.08.  Evidence of Deferred Payment.................................  25
       ----------------------------
8.09.  Consent Before Any Transfer..................................  25
       ---------------------------
8.10.  Continuing Responsibility....................................  26
       -------------------------
8.11.  Family Transfers.............................................  26
       ----------------
8.12.  Corporate Transfers Prohibited...............................  26
       ------------------------------
8.13.  Transfers Further Restricted.................................  26
       ----------------------------
8.14.  Terminated Trusts or Custodianships..........................  26
       -----------------------------------

                                  ARTICLE NINE
                                  ------------
                          TERMINATION AND DISSOLUTION
                          ---------------------------

9.01.   Priority of Dissolution.....................................   27
        -----------------------
9.02.   Events Causing Dissolution..................................   27
        --------------------------
9.03.   Agreement in Event of Dissolution by Act or Event
        -------------------------------------------------
          Relating to Less Than All Partners........................   28
          --------------------------------
9.04.   Designation of a General Partner............................   28
        --------------------------------
9.05.   Bankruptcy, Incompetency or Death of a Limited Partner......   29
        ------------------------------------------------------
9.06.   Time to Dissolve............................................   29
        ----------------
9.07.   Date of Termination.........................................   29
        -------------------
9.08.   Contingent Liabilities......................................   29
        ----------------------

                                  ARTICLE TEN
                                  -----------
                        AMENDMENT AND ENTIRE AGREEMENT
                        ------------------------------

                                ARTICLE ELEVEN
                                --------------
                                   REMEDIES
                                   --------

11.01.  Attorneys' Fees.............................................   30
        ---------------
11.02.  Waiver of Actions...........................................   30
        -----------------

                                ARTICLE TWELVE
                                --------------
                         DEALINGS WITH THE PARTNERSHIP
                         -----------------------------

12.01.  Dealings With the Partnership...............................   31
        ----------------------------
12.02.  Dealings Outside the Partnership............................   31
        --------------------------------
12.03.  Partners' Salary............................................   31
        ----------------
12.04.  Management Fee..............................................   31
        --------------
12.05.  Fiduciary Obligations.......................................   32
        ---------------------


                                     (iii)

                               ARTICLE THIRTEEN
                               ----------------
                               POWER OF ATTORNEY
                               -----------------

13.01.  Power of Attorney...........................................  32
        -----------------
13.02.  Appointment Irrevocable.....................................  32
        -----------------------


                               ARTICLE FOURTEEN
                               ----------------
                                    GENERAL
                                    -------

14.01.  Notices and Registered Agent................................  32
        ----------------------------
14.02.  Partnership Action..........................................  33
        ------------------
14.03.  Certificate of Limited Partnership..........................  33
        ----------------------------------
14.04.  Execution in Counterparts...................................  33
        -------------------------
14.05.  Titles......................................................  33
        ------
14.06.  Applicable Law..............................................  33
        --------------
14.07.  Time of Essence.............................................  34
        ---------------
14.08.  Partial Invalidity..........................................  34
        ------------------
14.09.  Singular and Plural.........................................  34
        -------------------
14.10.  General and Limited Partners................................  34
        ----------------------------
14.11.  Further Action..............................................  34
        --------------
14.12.  Pronouns....................................................  34
        --------
14.13.  Partnership Obligations Binding.............................  34
        -------------------------------
14.14.  Partition...................................................  34
        ---------
14.15.  Prime Rate..................................................  34
        ----------
14.16.  Signatory Requirements......................................  35
        ----------------------
14.17.  Statutory Accountings, Etc..................................  35
        --------------------------
14.18.  Book Value..................................................  35
        ----------



                                  **********


Exhibit   " 3.02"   List of Property and Value Thereof
Exhibit   "13.01"   Special Power of Attorney


                                      (iv)

                         LIMITED PARTNERSHIP AGREEMENT
                         -----------------------------

                                      OF
                                      --

                          SHELTER DISTRIBUTION, L.P.
                          --------------------------


  THIS LIMITED PARTNERSHIP AGREEMENT (the "Agreement"), is hereby made and entered into effective the 20th day of December, 1995, by:

  1. BPR Holdings, Inc., an Indiana corporation (hereinafter referred to collectively as the "General Partners" and separately as a "General Partner"); and

  2. Shelter Components of Indiana, Inc., an Indiana corporation, and those limited partners who sign a "Limited Partner Signature Page" to this Agreement (hereinafter referred to collectively as the "Limited Partners" and separately as a "Limited Partner").

All General Partners and Limited Partners (hereinafter referred to collectively as the "Partners" and separately as a "Partner"), desiring to form a limited partnership under the provisions and conditions of the Revised Uniform Limited Partnership Act of Indiana, Ind. Code (S) 23-16-1-1, et seq. (the "Act"), hereby
                            ---- ----                -- ---
state, confirm and agree as follows:

                                  WITNESSETH:
                                  -----------

                                  ARTICLE ONE
                                  -----------

                          NAME OF PARTNERSHIP, PLACE,
                          ---------------------------
                      CHARACTER OF BUSINESS AND INTEREST
                      ----------------------------------

  Section 1.01. Name. The name of the partnership shall be Shelter Distribution,
  ------------  ----
L.P. (hereinafter referred to as the "Partnership").

  Section 1.02. Registered Office and Place of Business. The registered office
  ------------  ---------------------------------------
shall be 27217 County Road 6, Elkhart, Indiana 46514-0026 (located in Elkhart County, State of Indiana), or at such other place within or without the State of Indiana as may from time to time be determined by Partnership Action as defined in Section 14.02 below. The place of business of the Partnership shall be at the registered office, or at such other place or places within or without the State of Indiana as may from time to time be determined by Partnership Action.

  Section 1.03. Character of Business. The Partnership is formed for the
  ------------  ---------------------
principal purpose of engaging in the acquisition, ownership, management and leasing of property, including, but not limited to, real and personal property and tangible and intangible property. To those ends, the Partnership may acquire, finance or otherwise deal with real and personal property or the proceeds thereof. In addition, this Partnership may undertake any other lawful act or engage in any other business or venture permitted under the Act as may from time to time be determined by Partnership Action.

  Section 1.04. Interest in Partnership. The units of Partnership capital held
  ------------  -----------------------
by either General or Limited Partners of the Partnership shall be personal property for all purposes. All property owned by the Partnership, including, but not limited to, real and personal property and tangible and intangible property, shall be deemed to be owned by the Partnership as an entity, and no Partner, individually or otherwise, shall have any ownership interest in such property.

                                  ARTICLE TWO
                                  -----------

                              TERM OF PARTNERSHIP
                              -------------------

  Section 2.01. Term of Partnership. The Partnership shall be formed at the time
  ------------  -------------------
of the filing of the initial Certificate of Limited Partnership of the Partnership in the office of the Secretary of State of the State of Indiana (or at any later time specified in the initial Certificate of Limited Partnership), and shall continue until dissolved pursuant to the provisions of Article Nine below.

  Section 2.02. Wind-Up. Upon dissolution of the Partnership, the business shall
  ------------  -------
be wound up and the remaining property of the Partnership shall be distributed and applied as provided in Article Nine below.

                                 ARTICLE THREE
                                 -------------

                    CAPITAL CONTRIBUTIONS AND CAPITAL UNITS
                    ---------------------------------------

  Section 3.01. Partnership Capital. The capital of the Partnership shall
  ------------  -------------------
consist of 1,000 partnership units. A Partner may be both a General Partner and a Limited Partner of the Partnership. Although accounts shall be maintained separately for each General Partner and for each Limited Partner, the combined accounts of any Partner shall constitute his single capital account maintained as required under Treas. Reg. (S) 1.704-1(b).

  Section 3.02. Capital Contributions. Each of the Partners shall contribute to
  ------------  ---------------------
the initial capital of the Partnership and the initial capital accounts of each Partner shall equal the amount specified opposite the Partner's name in cash or the fair market value of property (net of liabilities securing such contributed property that the Partnership is considered to assume or take subject to under
Section 752 of the Internal Revenue Code of 1986, as amended (the "Code")). For each One Hundred Dollars ($100.00) of value contributed to the Partnership upon its formation, each Partner shall be allocated one (1) Partnership unit. Each of the Partners shall be allocated the number of unites of Partnership capital specified below:

                                                                     Ownership
                                    Contribution         Units       Percentage
                                    ------------         -----       ----------
GENERAL PARTNERS
----------------
BPR Holdings, Inc.                  $    170,380            10                1%




LIMITED PARTNERS
----------------
Shelter Components of Indiana,    net assets valued at     990               99%
Inc.                                $ 17,038,000


   TOTALS                           $ 17,208,380         1,000              100%
                                    ============         =====              ===

The initial capital accounts of such Partners shall be credited accordingly. A list of all property which is contributed pursuant to this Section 3.02 and value thereof shall be shown on Exhibit "3.02" which is attached hereto and
                                --------------
incorporated herein by reference.

  Section 3.03. Additional Contributions. No Partner, either General or Limited,
  ------------  ------------------------
shall have any right to make any additional contributions to the capital of the Partnership except as provided in this Agreement. Except as otherwise provided in this Agreement, no Limited Partner shall be required to make any contribution other than that contribution specified in Section 3.02 above.

  Section 3.04. Mandatory Additional Contributions. From time to time it may be
  ------------  ----------------------------------
determined by Partnership Action that additional contributions are required for the proper operation of the Partnership's business. In this event, the General Partners shall make such additional contributions to the Partnership in the proportion which the number of capital units held by each General Partner bears to the total number of capital units held by all General Partners at that time.

  Section 3.05. Right To Maintain Proportionate Interest. Notwithstanding
  ------------  ----------------------------------------
anything herein to the contrary, at any time when additional capital is required, each Limited Partner shall have the right, but not the obligation, to contribute the proportion of such additional contributions which the number of capital units held by each Limited Partner bears to the total number of capital units held by all Partners at that time. To the extent of such contribution by a Limited Partner, the obligation of the General Partners as set forth in Section
3.04 above shall be reduced.

     Section 3.06. Adjustment of Capital Units. Upon contribution of all
     ------------  ---------------------------
amounts required pursuant to Section 3.04 above or permitted pursuant to Section
3.05 above, then, unless such contributions are made by all Partners in proportion to the number of capital units held by each Partner, such contributing Partners shall receive additional capital units with respect to such contributions. The number of additional capital units to be received for such additional contributions shall be determined as follows:

     a. The value of the capital units of the Partnership shall be determined in accordance with the provisions of Section 9.01 below as though the Partnership were dissolved and such value shall constitute the total value of all capital units. In making such determinations, the value of the capital units shall be determined as of the last day of the month preceding the date of such contributions (hereinafter referred to as the "Adjustment Date") and shall be adjusted to reflect the appraised value of all property owned by the Partnership. For this purpose, the appraised value of such property shall be the value to which all Partners may agree to or, lacking such agreement, the value to which three (3) appraisers (one (1) selected by the Partners contributing such additional contributions, one (1) selected by the Partners not contributing such additional contributions and one (1) selected by the other two (2) appraisers) may agree upon, or lacking such agreement, the average of the bona fide appraised values determined by such appraisers.

     b.  The total value of all capital units (determined as of the Adjustment
         Date) shall be divided by the number of capital units held by all Partners at that time. The result shall be the value of each capital unit.

     c. Each Partner making an additional contribution shall receive that number of additional capital units (valued as determined in this Section 3.06) having an aggregate value equal to the value of such additional contribution contributed by such Partner.

     Section 3.07. Failure to Make Required Contributions. In the event any
     ------------  --------------------------------------
General Partner should fail to make any contribution to the Partnership which is required by this Agreement when and as required, the Partnership shall give notice of such failure to make the required contribution to the General Partner failing to make such contribution (hereinafter referred to as the "Non-Contributing Partner") as well as to the General Partners making their required contributions. If the Non-Contributing Partner does not make the required contribution within thirteen (13) days of the receipt of such notice, then the General Partners who have made their required contribution may either institute an appropriate action in the name of the Partnership against the Non-Contributing Partner for specific performance of this Agreement or they may contribute to the Partnership the amount of the required contribution and the amount so contributed shall be deemed a loan from the General Partner or Partners contributing such funds to the General Partner or Partners who have failed to make their required contribution. Such advances shall be due on demand and shall bear interest at the Prime Rate (as defined in Section 14.15) from time to time from the date advanced until paid. In the event the amounts so advanced are not paid within thirty (30) days of the date of demand, the General Partner or Partners who advanced such contributions shall have the option of purchasing the Partnership interest of the Non-Contributing Partner in such proportions as they advanced such contribution and on the following terms and conditions:

     a. The purchase price for such interest shall be an amount equal to the lesser of (i) fifty percent (50%) of the amounts previously contributed to the Partnership by the Non-Contributing Partner, or (ii) seventy-five percent (75%) of the current balance in the Non-Contributing Partner's capital account;

     b.  Such purchase price shall be paid in cash at closing; and

     c. Such option may be exercised by giving written notice within one hundred and eighty (180) days of the occurrence of the act or event giving rise to such option to purchase and the notice shall specify the time where such purchase shall be closed. The place where such purchase shall be closed shall be the registered office of Partnership. In no event shall the closing be more than thirty (30) days after the date such notice is given.

Each General Partner hereby nominates, constitutes and appoints each other General Partner as said Partner's agent and attorney-in-fact for the purpose of executing and delivering any and all documents necessary to transfer said Partner's interest in the Partnership pursuant to the provisions of this Section
3.07. The power of attorney granted herein, being coupled with an interest, is irrevocable and shall not be affected by the death or incompetence of the principal and, in addition, shall be effective to the fullest extent permitted pursuant to Ind. Code (S) 30-5-1-1, et seq.
            ---  ----               -- ---

     Section 3.08. Liability of Partners. In addition to a Partner's capital
     ------------  ---------------------
contribution, each General Partner shall be personally liable for the obligations of the Partnership. Such liability as between General Partners shall be in the proportion which the number of capital units held by each General Partner bears to the total number of capital units held by all General Partners at that time. Except as otherwise provided in this Agreement, a Limited Partner's liability for the obligations of the Partnership shall be limited to the aggregate amount of the Limited Partner's agreed upon contribution to the Partnership.

     Section 3.09. Return of Contribution. No Partner, General or Limited, shall
     ------------  ----------------------
have any right to the return or withdrawal of said Partner's capital contributions, until termination of the Partnership, unless such withdrawal is consented to by all other Partners or otherwise provided for herein or by law. Except as otherwise provided in this Agreement, the General Partners shall not be personally liable for the return of all or any portion of the contributions of the Limited Partners, it being understood and agreed that any such return shall be made solely from Partnership assets.

     Section 3.10. Capital Accounts. The appropriate capital account of each
     ------------  ----------------
Partner shall be determined and maintained in accordance with the rules of Treas. Reg. (S) 1.704-1(b)(2)(iv) and the appropriate initial capital account of each Partner shall be increased by (a) the amount of each Partner's additional cash capital contribution, (b) the fair market value of any additional property contributed by the Partner to the Partnership (net of liabilities securing such contributed property that the Partnership is considered to assume or take subject to under Section 752 of the Code) and (c) allocations to the Partner of Partnership income and gain (or items thereof), including income and gain exempt from tax and income and gain described in Treas. Reg. (S) 1.704-1(b)(2)(iv)(g), but excluding income and gain described in Treas. Reg. (S) 1.704-1(b)(4)(i); and decreased by (d) the amount of cash distributed to the Partner by the Partnership, (e) the fair market value of property distributed to the Partner by the Partnership (net of liabilities securing such distributed property that such Partner is considered to assume or take subject to under Section 752 of the
Code), (f) allocations to the Partner of expenditures of the Partnership described in Section 705(a)(2)(B) of the Code, and (g) allocations of Partnership loss and deduction (or item thereof), including loss and deduction described in Treas. Reg. (S) 1.704-1(b)(2)(iv)(g), but excluding items described in subparagraph (f) of this Section and loss or deduction described in Treas. Reg. (S) 1.704-1(b)(4)(i) or (iii); provided, however, that each Partner's capital account shall be otherwise adjusted as required by Treas. Reg. (S) 1.704-1(b)(2)(iv). Each Partner who has more than one interest in the Partnership shall have a single capital account that reflects all such interests as required by Treas. Reg. (S) 1.704-1(b).

     Section 3.11. Capital Account Restatement. The appropriate capital accounts
     ------------  ---------------------------
of the Partners shall be restated in the event that additional contributions are made to the Partnership, Partnership property is distributed to a Partner, a new Partner is admitted to the Partnership, a Partner withdraws from the Partnership, the Partnership is dissolved or in any other event as the General Partners deem appropriate; provided, however, that a capital account restatement
                           --------  -------
shall be effected in such manner and at such time as required by Section 704(b) of the Code. The appropriate capital accounts shall be restated by (a) determining the fair market value of all Partnership assets (taking Section 7701(g) of the Code into account) as of the date of such restatement, (b) allocating any unrealized income, gain, loss or deduction inherent in such assets (that has not been reflected previously in the capital accounts) among the Partners as if there were a taxable disposition of such assets for their fair market value as of the date of such restatement, (c) making any adjustment required in accordance with Treas. Reg. (S) 1.704-1(b)(2)(iv)(g) for allocations to the Partners of depreciation, depletion, amortization and gain or loss, as computed for book purposes, with respect to such assets, and (d) determining the Partner's distributive share of depreciation, depletion amortization, and gain or loss, as computed for tax purposes, with respect to such assets so as to take into account the variation between the adjusted tax basis and Book Value (as defined in Section 14.18) of such property in the same manner as required by
Section 704(c) of the Code.

     Section 3.12. Deficit Capital Accounts. A deficit in the capital account of
     ------------  ------------------------
a General Partner (but not a Limited Partner) shall be deemed to create a debt from such General Partner to the Partnership in the event of the dissolution of the Partnership as provided in Article Nine below.

                                 ARTICLE FOUR
                                 ------------

            ALLOCATION OF INCOME, GAIN, LOSS, DEDUCTION AND CREDIT
            ------------------------------------------------------

     Section 4.01. Net Income and Net Loss. The terms "Net Income" or "Net
     ------------  -----------------------
Loss," as the case may be, of the Partnership shall mean the Partnership's taxable income or taxable loss for Federal income taxation purposes as determined by the accountants then employed by the Partnership in accordance with Section 703(a) of the Code, with the items required to be separately stated by Section 703(a)(1) of the Code combined into a single net amount; provided,
                                                                    --------
however, that in the event the taxable income or taxable loss of the Partnership
-------
for such fiscal year is later adjusted in any manner, as a result of an audit by the Internal Revenue Service (the "Service") or otherwise, then the taxable income or taxable loss of the Partnership shall be adjusted to the same extent. "Net Income" and "Net Loss" shall be further adjusted as follows:

     a. "Net Income" and "Net Loss," as the case may be, shall be adjusted to treat items of tax-exempt income described in Section 705(a)(1)(B) of the Code as items of gross income, and to treat as deductible items all non-deductible, non-capital expenditures described in Section 705(a)(2)(B) of the Code, including any items treated under Treas. Reg.
         (S) 1.704-1(b)(2)(iv) as items described in Section 705(a)(2)(B) of the Code.

     b. In lieu of depreciation, depletion, cost recovery and amortization deductions allowable for Federal income taxation purposes to the Partnership with respect to property contributed to the Partnership by a Partner, there shall be taken into account an amount equal to the product derived by multiplying the Book Value (as defined in Section 14.18) of such property at the beginning of such fiscal year by a fraction, the numerator of which is the amount of depreciation, depletion, cost recovery or amortization deductions allowable with respect to such property for Federal income taxation purposes and the denominator of which is the adjusted basis for Federal income taxation purposes of such property at the beginning of such fiscal year.

     c. In lieu of actual gain or loss recognized by the Partnership for Federal income taxation purposes as a result of the sale or other disposition of property of the Partnership, there shall be taken into account the gain or loss that would have been recognized by the Partnership for Federal income taxation purposes if the Book Value (as defined in Section 14.18) of such property as of the date sold or otherwise disposed of by the Partnership were its adjusted basis for Federal income taxation purposes.

     Section 4.02. Allocation of Net Income and Net Loss. After giving effect to
     ------------  -------------------------------------
the special allocations set forth in Sections 4.03, 4.04 and 4.06 hereof:

     a.  Net Income.  Net Income for the fiscal year shall be allocated in the
         ----------
         following order of priority:

         i. First, one hundred percent (100%) to the General Partners, in proportion to which the number of capital units held by each General Partner bears to the total number of capital units held by all General Partners, until aggregate Net Income allocated to the General Partners under this Section 4.02(a)(i) for such fiscal year and all previous fiscal years is equal to the aggregate losses allocated to the General Partners pursuant to Section 4.02(b)(ii) for all prior fiscal years; and

         ii. Second, the balance, if any, to all Partners, in proportion to which the number of capital units held by each Partner bears to the total number of capital units held by all Partners.

     b.  Net Loss. Net Loss for the fiscal year shall be allocated in the
         --------
         following order of priority:

         i. First, one hundred percent (100%) shall be allocated among all the Partners, in proportion to which the number of capital units held by each Partner bears to the total number of capital units held by all Partners, to the extent that such allocation would not cause the Limited Partners to have Adjusted Capital Account Deficits at the end of such fiscal year; and

         ii. Second, the balance, if any, shall be allocated among all the General Partners, in proportion to which the number of capital units held by each General Partner bears to the total number of capital units held by all General Partners.

     Section 4.03. Special Allocations. The following special allocations shall
     ------------  -------------------
be made in the following order:

     a.  Minimum Gain Chargeback. Except as otherwise provided in Treas. Reg.
         -----------------------
         (S) 1.704-2(f), notwithstanding any other provision of this Article Four, if there is a net decrease in Partnership Minimum Gain during any Partnership fiscal year, each General Partner, Limited Partner and assignee or transferee of a partnership interest shall be specially allocated items of Partnership income and gain for such fiscal year (and, if necessary, subsequent years) in an amount equal to the portion of such General Partner's, Limited Partner's or assignee's or transferee's share of the net decrease in Partnership Minimum Gain, determined in accordance with Treas. Reg. (S) 1.704-2(g). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each General Partner, Limited Partner and assignee or transferee of a partnership interest pursuant thereto. The items to be so allocated shall be determined in accordance with Treas. Reg. (S) 1.704-2(f)(6) and (S) 1.704-2(j)(2).
         This Section 4.03(a) is intended to comply with the minimum gain chargeback requirement in Treas. Reg. (S) 1.704-2(f) and shall be interpreted consistently therewith.

     b.  Partner Minimum Gain Chargeback. Except as otherwise provided in
         -------------------------------
         Treas. Reg. (S) 1.704-2(i)(4), notwithstanding any other provision of this Article Four, if there is a net decrease in Partner Nonrecourse Debt Minimum Gain attributable to a Partner Nonrecourse Debt during any Partnership fiscal year, each General Partner, Limited Partner or assignee or transferee of a partnership interest who has a share of the Partner Nonrecourse Debt Minimum Gain attributable to such Partner Nonrecourse Debt, determined in accordance with Treas. Reg. (S) 1.704-2(i)(5), shall be specially allocated items of Partnership income and gain for such year (and, if necessary, subsequent years) in an amount equal to the portion of such General Partner's, Limited Partner's or assignee's or transferee's share of the net decrease in Partner Nonrecourse Debt Minimum Gain attributable to such Partner Nonrecourse Debt, determined in accordance with Treas. Reg. (S) 1.704-2(i)(4). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each General Partner, Limited Partner and assignee or transferee of a partnership interest pursuant thereto. The items to be so allocated shall be determined in accordance with Treas. Reg. (S) 1.704-2(i)(4) and (S) 1.704-2(j)(2). This Section 4.03(b) is intended to comply with the minimum gain chargeback requirement in Treas. Reg. (S) 1.704-2(i)(4) and shall be interpreted consistently therewith.


     c.  Qualified Income Offset. In the event any Limited Partner or assignee
         -----------------------
         or transferee of a limited partnership interest unexpectedly receives any adjustments, allocations, or distributions described in Treas. Reg.
         (S) 1.704-1(b)(2)(ii)(d)(4), 1.704-1(b)(2)(ii)(d)(5), or 1.704-
         1(b)(2)(ii)(d)(6), items of Partnership income and gain shall be specially allocated to each such Limited Partner or assignee or transferee of a limited partnership interest in an amount and manner sufficient to eliminate, to the extent required by Treas. Reg. (S) 1.7047-1(b)(2)(ii)(d), the Adjusted Capital Account Deficit of such Limited Partner or assignee or transferee of a limited partnership interest as quickly as possible, provided that an allocation pursuant to this Section 4.03(c) shall be made only if and to the extent that such Limited Partner or assignee or transferee of a limited partnership interest would have an Adjusted Capital Account Deficit after all other allocations provided for in this Article Four have been tentatively made as if this Section 4.03(c) were not in the Agreement.

     d.  Gross Income Allocation. In the event any Limited Partner or assignee
         -----------------------
         or transferee of a limited partnership interest has a deficit capital account at the end of any Partnership fiscal year which is in excess of the sum of (i) the amount such Limited Partner or assignee or transferee of a limited partnership interest is obligated to restore pursuant to any provision of this Agreement, and (ii) the amount such Limited Partner or assignee or transferee of a limited partnership interest is deemed to be obligated to restore pursuant to the penultimate sentences of Treas. Regs. (S) 1.704-2(g)(1) and 1.704-2(i)(5), each such Limited Partner or assignee or transferee of a limited partnership interest shall be specially allocated items of Partnership income and gain in the amount of such excess as quickly as possible, provided that an allocation pursuant to this Section 4.03(d) shall be made only if and to the extent that such Limited Partner or assignee or transferee of a limited partnership interest would have a deficit capital account in excess of such sum after all other allocations provided for in this Article Four have been tentatively made as if Section 4.03(c) above and this Section 4.03(d) were not in the Agreement.

     e.  Nonrecourse Deductions. Nonrecourse Deductions for any fiscal year or
         ----------------------
         other period shall be specially allocated as provided in Section 4.02(a)(ii) above.

     f.  Partner Loan Nonrecourse Deductions. Any Partner Loan Nonrecourse
         -----------------------------------
         Deductions for any fiscal year or other period shall be specially allocated to the Partner or assignee or transferee of a partnership interest who bears the economic risk of loss with respect to the Partner Nonrecourse Debt to which such Partner Loan Nonrecourse Deductions are attributable in accordance with Treas. Reg. (S) 1.704-2(i).

     g.  Section 754 Adjustments. To the extent Treas. Reg. (S) 1.704-
         -----------------------
         (b)(2)(iv)(m) requires an adjustment to the adjusted tax basis of any Partnership asset pursuant to Code Section 734(b) or Code Section 743(b) to be taken into account in determining capital accounts, the amount of such adjustment to the capital accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis) and such gain or loss shall be specially allocated to the Partners and assignees or transferees of a partnership interest in a manner consistent with the manner in which their capital accounts are required to be adjusted pursuant to such Section of the Regulations;

     Section 4.04.  Curative Allocations.
     ------------   --------------------

     a. The "Regulatory Allocations" consist of the "Basic Regulatory Allocations," as defined in Section 4.04(b) hereof, the "Nonrecourse Regulatory Allocations," as defined in Section 4.04(c) hereof, and the "Partner Nonrecourse Regulatory Allocations," as defined in Section 4.04(d) hereof.

     b. The "Basic Regulatory Allocations" consist of (i) allocations pursuant to Section 4.02(b)(ii) hereof, and (ii) allocations pursuant to Sections 4.03(c), 4.03(d), and 4.03(g) hereof. Notwithstanding any other provision of this Agreement, other than the Regulatory Allocations, the Basic Regulatory Allocations shall be taken into account in allocating items of income, gain, loss and deduction among the General Partners, Limited Partners and assignees or transferees of a partnership interest so that, to the extent possible, the net amount of such allocations of other items and the Basic Regulatory Allocations to each General Partner, Limited Partner and assignee or transferee of a partnership interest shall be equal to the net amount that would have been allocated to each such General Partner, Limited Partner and assignee or transferee of a partnership interest if the Basic Regulatory Allocations had not occurred. For purposes of applying the foregoing sentence, allocations pursuant to this Section 4.04(b) shall only be made with respect to allocations pursuant to Section 4.03(g) hereof to the extent the General Partner or General Partners reasonably determine that such allocations will otherwise be inconsistent with the economic agreement among the parties to this Agreement.

     c. The "Nonrecourse Regulatory Allocations" consist of all allocations pursuant to Sections 4.03(a) and 4.03(e) hereof. Notwithstanding any other provision of this Agreement, other than the Regulatory Allocations, the Nonrecourse Regulatory Allocations shall be taken into account in allocating items of income, gain, loss and deduction among the General Partners, Limited Partners and assignees or transferees of a partnership interest so that, to the extent possible, the net amount of such allocations of other items and the Nonrecourse Regulatory Allocations to each General Partner, Limited Partner and assignee or transferee of a partnership interest shall be equal to the net amount that would have been allocated to each such General Partner, Limited Partner and assignee or transferee of a partnership interest if the Nonrecourse Regulatory Allocations had not occurred. For purposes of applying the foregoing sentence (i) no allocations pursuant to this Section 4.04(c) shall be made prior to the Partnership fiscal year during which there is a net decrease in Partnership Minimum Gain, and then only to the extent necessary to avoid any potential economic distortions caused by such net decrease in Partnership Minimum Gain, and (ii) allocations pursuant to this Section 4.04(c) shall be deferred with respect to allocations pursuant to Section 4.03(e) hereof to the extent the General Partner or General Partners reasonably determine that such allocations are likely to be offset by subsequent allocations pursuant to Section 4.03(a) hereof.

     d. The "Partner Nonrecourse Regulatory Allocations" consist of all allocations pursuant to Sections 4.03(b) and 4.03(f) hereof. Notwithstanding any other provision of this Agreement, other than the Regulatory Allocations, the Partner Nonrecourse Regulatory Allocations shall be taken into account in allocating items of income, gain, loss and deduction among the General Partners, Limited Partners and assignees or transferees of a partnership interest so that, to the extent possible, the net amount of such allocations of other items and the Partner Nonrecourse Regulatory Allocations to each General Partner, Limited Partner and assignee or transferee of a partnership interest shall be equal to the net amount that would have been allocated to each such General Partner, Limited Partner and assignee or transferee of a partnership interest if the Partner Nonrecourse Regulatory Allocation had not occurred. For purposes of applying the foregoing sentence (i) no allocations pursuant to this Section 4.04(d) shall be made with respect to allocations pursuant to Section 4.03(f) relating to a particular Partner Nonrecourse Debt prior to the Partnership fiscal year during which there is a net decrease in Partner Minimum Gain attributable to such Partner Nonrecourse Debt, and then only to the extent necessary to avoid any potential economic distortions caused by such net decrease in Partner Minimum Gain, and
         (ii) allocations pursuant to this Section 4.04(d) shall be deferred with respect to allocations pursuant to Section 4.03(f) hereof relating to a particular Partner Nonrecourse Debt to the extent the General Partner or General Partners reasonably determine that such allocations are likely to be offset by subsequent allocations pursuant to Section 4.03(b) hereof.

     e. The General Partner or General Partners shall have reasonable discretion, with respect to each Partnership fiscal year, to (i) apply the provisions of Sections 4.04(b), 4.04(c) and 4.04(d) hereof in whatever order is likely to minimize the economic distortions that might otherwise result from the Regulatory Allocations, and (ii) divide all allocations pursuant to Section 4.04(b), 4.04(c) and 4.04(d) hereof among the Partners in a manner that is likely to minimize such economic distortions.

     Section 4.05.  Effects of Varying General and Limited Partnership Interests
     ------------   ------------------------------------------------------------
During a Partnership Year. In the event a Partner's interest as a General or
-------------------------
Limited Partner varies during any fiscal year of the Partnership (whether by reason of withdrawal, additional capital contributions or otherwise), Net
Income and Net Loss shall be computed and allocated in accordance with this Agreement as if periods between such variations were each a separate fiscal year of the Partnership.

     Section 4.06.  Allocation of Income, Gain, Loss and Deduction; Section 704
     ------------   -----------------------------------------------------------
(c). Upon the sale of any property contributed by any Partner, the gain or
---
loss represented by the difference between the adjusted basis for Federal income taxation purposes and Book Value of the property to the Partnership shall be allocated to the Partner who contributed such property, and the gain or loss in excess of that so allocated shall be allocated among the Partners as provided in Sections 4.01, 4.02, 4.03 and 4.04 above. In addition, any other item of income, gain, loss or deduction with respect to such property shall be allocated in a manner consistent with the requirements of Section 704(c) of the Code and Treas. Reg. (S) 1.704-1(b)(2)(iv)(g), as amended from time to time.

     Section 4.07.  Allocation of Tax Items. All items of depreciation, gain,
     ------------   -----------------------
loss, deduction or credit that are taken into account in determining Net Income or Net Loss, shall be allocated among the Partners in the same proportion as is provided in this Article Four.

     Section 4.08.  Interest. Salaries or Fees Paid to Partners. Any interest
     ------------   --------  ---------------------------------
paid on loans made by Partners to the Partnership pursuant to the terms of this Agreement and all salaries and fees paid to any Partner, if any, shall be deducted from gross income for Partnership book and tax purposes.

     Section 4.09.  Definitions. Capitalized words and phrases used in this
     ------------   -----------
Article Four have the following meanings:

     a.  Adjusted Capital Account Deficit means, with respect to any Limited
         --------------------------------
         Partner, the deficit balance, if any, in such Limited Partner's capital account as of the end of the relevant fiscal year, after giving effect to the following adjustments:

         i. Credit to such capital account any amounts which such Limited Partner is obligated to restore pursuant to any provision of this Agreement or is deemed to be obligated to restore pursuant to the penultimate sentences of Treas. Reg. (S) 1.704-2(g)(1) and (S) 1.704-2(i)(5); and

         ii. Debit to such capital account the items described in Treas. Reg.
             (S) 1.704-1(b)(2)(ii)(d)(4), 1.704-1(b)(2)(ii)(d)(5), and
             1.704-1(b)(2)(ii)(d)(6).

         The foregoing definition of Adjusted Capital Account Deficit is intended to comply with the provisions of Treas. Reg. (S) 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.

     b.  Nonrecourse Deductions has the meaning set forth in Treas. Reg. (S)
         ----------------------
         1.704-2(c). The amount of Nonrecourse Deductions for a Partnership fiscal year equals the net increase, if any, in the amount of Partnership Minimum Gain during that fiscal year, determined according to the provisions of Treas. Reg. (S) 1.704-2(c).

     c.  Partner Loan Nonrecourse Deductions has the meaning set forth in Treas.
         -----------------------------------
         Reg. (S) 1.704-2(i)(1) and 1.704-2(i)(2). The amount of Partner Loan Nonrecourse Deductions with respect to a Partner Nonrecourse Debt for a Partnership fiscal year equals the excess, if any, of the net increase, if any, in the amount of Partner Minimum Gain attributable to such Partner Nonrecourse Debt during that fiscal year over the aggregate amount of any distributions during that fiscal year to the General Partners, Limited Partners, or assignees or transferees of a partnership interest that bear the economic risk of loss for such Partner Nonrecourse Debt to the extent such distributions are from the proceeds of such Partner Nonrecourse Debt and are allocable to an increase in Partner Minimum Gain attributable to such Partner Nonrecourse Debt, determined in accordance with Treas. Reg. (S) 1.704-2(i)(2).

     d.  Partner Nonrecourse Debt Minimum Gain means an amount, with respect to
         -------------------------------------
         each Partner Nonrecourse Debt, equal to the Partnership Minimum Gain that would result if such Partner Nonrecourse Debt were treated as a nonrecourse liability (as defined in Treas. Reg. (S) 1.704-2(b)(3)), determined in accordance with Treas. Reg. (S) 1.704-2(i)(3).

     e.  Partner Nonrecourse Debt has the meaning set forth in Treas. Reg. (S)
         ------------------------
         1.704-2(b)(4).

     f.  Partnership Minimum Gain has the meaning set forth in Treas. Reg. (S)
         ------------------------
         1.704-2(b)(2) and 1.704-2(d).

     g.  Regulations means the regulations promulgated under the Code, as such
         -----------
         regulations may be amended from time to time (including corresponding provisions of succeeding regulations).

     h.  Service means the Internal Revenue Service.
         -------

     Section 4.10. Certain Interests of General Partners. Notwithstanding
     ------------  -------------------------------------
anything to the contrary that may be expressed or implied in this Agreement, the interests of all General

Partners, taken together, in each material item of Partnership income, gain, loss, deduction or credit is equal to at least one percent (1%) of each such item at all times during the existence of the Partnership. In determining the General Partners' interests in such items, both the limited and general partnership units owned by the General Partners may be taken into account.

                                 ARTICLE FIVE
                                 ------------

                                 DISTRIBUTIONS
                                 -------------

     Section 5.01.  Cash Available for Distribution.  The term "Cash Available
     ------------   -------------------------------
for Distribution" shall mean the net income or net loss of the Partnership determined in accordance with generally accepted accounting principles with the following adjustments:

     a. Any non-cash charges deducted in the computation of net income or loss of the Partnership shall be added thereto;

     b. Required principal payments on all Partnership indebtedness, cash expenditures which were not deducted in determining the net income or loss of the Partnership, and any amounts for working capital and property replacement reserves of the Partnership determined by Partnership Action shall be deducted therefrom;

     c. The proceeds from any sales or dispositions of Partnership assets, any financing or refinancing of Partnership obligations and any insurance recoveries which were included in determining net income or loss of the Partnership shall be deducted therefrom; and

     d. Any amounts released from working capital and property replacement reserves by Partnership Action shall be added thereto.

     Section 5.02. Allocation of Cash Available for Distribution. For each
     ------------  ---------------------------------------------
fiscal year of the Partnership, Cash Available for Distribution shall be distributed to each of the Partners in proportion to which the number of capital units held by each Partner bears to the total number of capital units held by all Partners.

     Section 5.03.  Working Capital and Property Replacement Reserves.  The
     ------------   -------------------------------------------------
General Partners may, from time to time, establish a working capital reserve or property replacement reserve. Such reserves shall be established only to the extent the General Partners, acting in good faith and within their fiduciary duty to all Partners, reasonably believe such additions to be necessary to permit the Partnership to pay projected cash obligations for succeeding fiscal years as such obligations become due without being required to liquidate Partnership assets or incur debt. In addition, amounts existing in a working capital reserve or property replacement reserve shall be released from such reserve at the end of the fiscal year unless the General Partners, acting in good faith and within their fiduciary duty to all Partners, reasonably believe retention of such amounts in such reserves are necessary to permit the Partnership to pay its cash obligations for succeeding fiscal years as they become due without being required to liquidate Partnership assets or incur debt.

     Section 5.04. Distributions of Cash. Cash Available for Distribution,
     ------------  ---------------------
determined in accordance with the provisions of this Article Five, shall be distributed to the Partners at reasonable intervals during each fiscal year of the Partnership and, in any event, within ninety (90) days after the close of each such fiscal year.

     Section 5.05. Distributions of Non-Cash Available for Distribution. In the
     ------------  ----------------------------------------------------
event of the distribution of cash or property not constituting Cash Available for Distribution, the amount to be distributed to each Partner shall, except with the unanimous consent of all Partners, be determined by multiplying the amount of distribution (net of any liabilities to be assumed by such Partner and liabilities to which the property is subject) by a fraction the numerator of which shall be the positive balance of such Partner's capital account in the Partnership at the time of distribution and the denominator of which shall be the aggregate positive balance of the capital accounts of all Partners in the Partnership at the time of distribution.

     Section 5.06. Distributions of Property. Any distribution by the
     ------------  -------------------------
Partnership to the Partners under any provision of this Agreement shall be made in cash, check or promissory note of the Partnership unless the Partners unanimously agree that property may be distributed. In the event of any such property distribution, the capital accounts shall be adjusted and restated as provided in Article Three above.

                                  ARTICLE SIX
                                  -----------

                        MANAGEMENT AND PARTNERS' DUTIES
                        -------------------------------

     Section 6.01. Management of Partnership. The General Partners shall be
     ------------  -------------------------
responsible for conducting the business and operations of the Partnership and each General Partner shall devote so much attention, skill and energies to the business and operations of the Partnership as may be reasonable and/or necessary to promote adequately the interests of the Partnership and the mutual interest of all Partners.

     Section 6.02.  Operation of Partnership Business.  All decisions and
     ------------   ---------------------------------
determinations respecting the operation of the Partnership, its business or properties shall be made or taken by Partnership Action and the General Partners shall have the exclusive right and authority to manage, conduct and operate the business of the Partnership. Specifically, but not by way of limitation, upon authorization by Partnership Action, the General Partners and the Partnership shall have the right, power and authority to do or cause to be done any and all acts deemed by the General Partners to be necessary or appropriate including, without limitation, the right, power and authority:

     a. To borrow money for the Partnership and to issue notes, debentures and any other debt securities of the Partnership, to mortgage, or subject to any other security instrument or lien, any or all of the property of the Partnership, and to repay, refinance, modify, consolidate or extend any loan and any mortgage or other security instrument or lien;

     b. To acquire or enter into any contract of insurance for the protection of the Partnership, for the conservation of Partnership assets, or for any other purpose convenient or beneficial to the Partnership;

     c. To pay, either directly or by reimbursement, the General Partners or others, for all operating costs and general administrative expenses;

     d. To settle, compromise, arbitrate or otherwise adjust claims in favor of or against the Partnership, on such terms and in such manner as the General Partners may determine, and similarly to prosecute, settle or defend litigation with respect to the Partners, the Partnership or any assets of the Partnership;

     e. To execute, acknowledge, swear to and deliver any contract, note, deed, mortgage, assignment, lease, agreement, check, draft, bill of sale or other document or instrument which the General Partners deem necessary to effectuate and exercise the rights and powers possessed;

     f. To invest any excess funds of the Partnership in savings accounts, in federally insured financial institutions, in certificates of deposit issued by federally insured financial institutions, in short term interest bearing obligations of publicly held corporations, state and local governments and the United States, and money market funds;

     g. To make any and all elections required or permitted to be made by the Partnership under the Code and take such action, execute and deliver such documents and to perform such acts as provided in Section 7.06 below;

     h. To admit a person as an additional or substitute Limited Partner or as an additional or substitute General Partner as otherwise provided by this Agreement;

     i. To obligate the Partnership to incur debts in the ordinary course of the business of the Partnership;

     j. To enter into any agreement for the sharing of profits or any joint venture with any person or entity;

     k. To manage, lease, sell and otherwise deal with and use Partnership assets at such price, rental or amount, in the form of cash, securities, or other property, and upon such terms and conditions, as the General Partners may determine;

     l. To let or lease all or any portion of any of the assets of the Partnership, whether or not the terms of said leases extend beyond the termination date of the Partnership and whether or not any portion of the assets so leased are to be occupied by the lessee, or, in turn, subleased in whole or part to others for such consideration and on such terms as the General Partners may determine;

     m. To sell, assign, convey or otherwise dispose of for such consideration and upon such terms and conditions as the General Partners may determine, all or any part of the property of the Partnership, and in connection therewith to execute and deliver such instruments as the General Partners may determine;

     n. To employ on behalf of the Partnership agents, employees, accountants, lawyers, consultants, real estate managers, brokers and such other persons, as the General Partners may deem necessary or appropriate, and to pay therefor such remuneration as the General Partners may deem reasonable and appropriate;

     o. To purchase, lease, acquire or obtain the use of machinery, equipment, tools, materials and all other kinds and types of real or personal property that may in any way be deemed necessary or appropriate for the conduct of the business of the Partnership;

     p. To designate from among themselves a Managing Partner who shall exercise such rights and powers and undertake such duties as may be delegated to the Managing Partner by the General Partners or as are specified in this Agreement; and

     q. To take such other action, execute and deliver such other documents and perform such other acts as may be necessary or appropriate for the conduct of the business and affairs of the Partnership and to possess and enjoy all of the rights and powers of a general partner as provided by the Act.

     Section 6.03. Control of the Business by Limited Partners. In no event
     ------------  -------------------------------------------
shall a Limited Partner (except one who may also be a General Partner, and then only in his capacity as a General Partner and within the scope of his authority under this Agreement) be permitted to participate in the control of the business of the Partnership. For this purpose, a Limited Partner does not participate in the control of the business of the Partnership solely by doing one (1) or more of the enumerated powers set forth in Ind. Code (S) 23-16-
                                                            ---  ----
4-3(b). In addition, the reference to the enumeration of the powers set forth in Ind. Code (S) 23-16-4-3(b) is not intended, and shall not be construed, to
---  ----
create any greater liability for the obligations of the Partnership than is imposed upon a Limited Partner by the Act.

     Section 6.04.  Limitations of General Partners. The General Partners shall
     ------------   -------------------------------
not have any right, power or authority without the prior written consent of all
Partners:

     a. To do any act in contravention or violation of this Agreement or the Certificate of Limited Partnership;

     b. To do any act which would make it impossible to carry on the business of the Partnership;

     c.  To confess a judgment against the Partnership;

     d. To possess any Partnership property, or assign the rights of the Partners in the specific Partnership property, for other than a Partnership purpose;

     e. To assign the Partnership property or assets in trust for creditors or on the basis of an assignee's promise or undertaking to pay the debts or obligations of the Partnership; or

     f. To cause the Partnership to make loans to the General Partners or to commingle Partnership funds with the funds of others.

     Section 6.05.  Loans by Partners.
     ------------   -----------------
     a. As monies are required from time to time to meet the costs, expenses, obligations, liabilities and other charges arising out of or resulting from the operation of the Partnership, the General Partners shall cause such monies to be withdrawn from the Partnership bank accounts and used to discharge such costs, expenses, obligations, liabilities or other charges. In the event the funds available in those accounts shall at any time be insufficient to meet such costs, expenses, obligations, liabilities and other charges, or to make any expenditure authorized by this Agreement, then the General Partners shall undertake to borrow on behalf of the Partnership the additional funds which are needed. It is the intention of all Partners that any funds, in excess of funds available in Partnership accounts, necessary for the operation of the Partnership shall be obtained by the Partnership through financing from sources outside the Partnership. In the event the General Partners are unable to arrange financing as herein contemplated, then any one or more of the Partners may, but shall not be obligated to, advance the necessary funds, and all amounts so advanced under this Section 6.05 shall be treated as loans to the Partnership for all purposes and shall bear interest at a rate agreed upon by the General Partners and the advancing Partners.

     b.  Voluntary loans to the Partnership made by Partners under this Section
         6.05 are in addition to and not in lieu of the additional capital contributions that may be agreed upon under Article Three above.

     c. This Section 6.05 shall not apply to any extension of credit to the Partnership by a Partner in connection with the Partnership's purchase of assets or properties from such Partner.

     d. In the event that the General Partners are required, as a result of their general liability for Partnership debts and obligations, to pay a Partnership debt or obligation, such payment shall be treated as a non-interest bearing loan by the General Partners to the Partnership, which loan shall be payable on demand by the General Partners.

     Section 6.06. Liability of the General Partners. As among the Partners, and
     ------------  ---------------------------------
except for losses caused by the fraud of the General Partners, no personal liability shall be imposed upon the General Partners with respect to any of the obligations and duties imposed upon them by the terms of this Agreement, or with respect to the liabilities of the Partnership. The liabilities of the General Partners arising from their performance of those obligations and duties imposed upon them by the terms of this Agreement and the liabilities of the Partnership shall be enforced and satisfied only out of the assets of the Partnership. The Partnership shall indemnify and save harmless the General Partners from any loss or damage incurred by reason of any act performed by them for and on behalf of the Partnership and in furtherance of its interests unless such act constituted gross negligence, willful or wanton misconduct, or intentional malfeasance.

                                 ARTICLE SEVEN
                                 -------------

                 BANK ACCOUNTS, FISCAL YEAR, BOOKS, ACCOUNTING
                 ---------------------------------------------
                                 AND ELECTIONS
                                 -------------

     Section 7.01. Partnership Bank Account. All funds of the Partnership shall
     ------------  ------------------------
be deposited in the Partnership's name in such bank or banks, and all withdrawals therefrom shall be upon such signatures, as may from time to time be determined by Partnership Action.

     Section 7.02. Partnership Fiscal Year. The fiscal year of the Partnership
     ------------  -----------------------
for accounting, income tax and all other purposes shall be the calendar year; provided, however, that the fiscal year of the Partnership may from time to time
--------  -------
be changed by Partnership Action.

     Section 7.03. Partnership Books. The General Partners shall keep or cause
     ------------  -----------------
to be kept complete and accurate books and accounts with respect to Partnership business. The books and accounts of the Partnership shall at all times be kept and maintained at the Partnership's principal place of business and shall be maintained on a cash receipts and disbursements method of accounting or such other method of accounting as may be determined by Partnership Action.

     Section 7.04. Partnership Accounting. An accounting shall be made of all
     ------------  ----------------------
Partnership transactions (for each fiscal year or lesser period of time) and the General Partners shall cause to be prepared for the Partnership a balance sheet, a statement of cash receipts and disbursements, a statement of net profits and losses, a statement of Cash Available for Distribution by the Partnership and a statement of each Partner's share of Partnership net profits and losses and Cash Available for Distribution. The General Partners shall cause the necessary federal, state and local income tax returns and reports required of the Partnership to be prepared and filed no later than required by law.

     Section 7.05. Tax Elections. All elections required or permitted by the
     ------------  -------------
Partnership under the terms of the Code shall be made by Partnership Action in such manner as will be most advantageous to all Partners and the Partnership. In the event of the distribution of property by the Partnership within the meaning of Section 734 of the Code, or the transfer of an interest in the Partnership within the meaning of Section 743 of the Code, the General Partners, in their sole discretion, may elect to adjust the basis of the Partnership property pursuant to Sections 734, 743 and 754 of the Code. Any Partners affected by such election shall supply the information as may be required to make, or give effect to, such elections by the Partnership.

     Section 7.06. Other Tax Matters. The General Partners shall make such
     ------------  -----------------
elections and shall take such other action as the General Partners believe necessary (a) to extend the statute of limitations for assessment of tax deficiencies against the Limited Partners with respect to any adjustment to the Partnership's federal and state income tax returns; (b) to cause the Partnership and the Limited Partners to be represented before the Service, any other taxing authorities or any courts in matters affecting the Partnership and the Limited Partners; and (c) to cause to be executed any agreements or other documents that bind the Limited Partners with respect to such tax matters or otherwise affect the rights of the Partnership or the Limited Partners. The General Partners are specifically authorized to act as the "Tax Matters Partners" under the Code and in any similar matter under state law.

     Section 7.07. Required Records. The General Partners shall continuously
     ------------  ----------------
maintain the following documents at the Partnership's registered office:

     a. A current list of the full name and last known mailing address of each Partner (specifying separately the General and Limited Partners) in alphabetical order;

     b. A copy of the Certificate of Limited Partnership and all certificates of amendment thereto, together with executed copies of any powers of attorney pursuant to which any certificate has been executed;

     c. Copies of the Partnership's federal, state and local tax returns and reports, if any, for the three (3) most recent years;

     d. Copies of this Agreement, any amendments to this Agreement and any amended and restated partnership agreements;

     e. Copies of any financial statements of the Partnership for the three (3) most recent years; and

     f. A current list showing the amounts of cash and a description and a statement of and the value of other property and services which each Partner agreed to contribute to the Partnership and actually contributed to the Partnership.

The General Partners shall make these documents available during normal business hours for inspection and copying, at the reasonable request of and at the expense of any Partner. The General Partners shall not be required to deliver or to mail to each Limited Partner a copy of the Certificate of Limited Partnership, or any amendments thereto, upon the return of either the certificate or any amendments from the Secretary of State of the State of Indiana.

                                 ARTICLE EIGHT
                                 -------------

                      ASSIGNMENT OF PARTNERSHIP INTEREST
                      ----------------------------------
                          AND RIGHT OF FIRST REFUSAL
                          --------------------------

     Section 8.01. Transfer of Partnership Interest. Except as provided in this
     ------------  --------------------------------
Article Eight, Article Nine below and in Section 3.07 above, no interest in the Partnership may be assigned, transferred, encumbered, hypothecated or otherwise disposed of and no person may be added as a General or Limited Partner of the Partnership, without the prior written consent of all Partners, and any attempted transfer, assignment, encumbrance, hypothecation or other disposition or the addition of any Partner without such written consent shall be null and void and have no force or effect whatsoever.

     Section 8.02. Interest of General Partner. Except as provided in Section
     ------------  ---------------------------
3.07 above and Section 9.04 below, no General Partner shall assign, transfer, encumber, hypothecate or otherwise dispose of such Partner's interest in the Partnership without prior written consent of all Partners, which consent shall not be unreasonably withheld, and any attempted transfer, assignment, encumbrance, hypothecation or other disposition of such property or the attempted addition of any General Partner without such written consent shall be null and void and of no force or effect whatsoever; provided, however, that to
                                                    --------  -------
the extent required by law, an assignee
of any interest in this Partnership because of a transfer or assignment which is not consented to in writing by all Partners (except to the extent as is otherwise provided by this Agreement) shall be entitled only to the rights and benefits not inconsistent with this Agreement as presently provided by Ind. Code
                                                                       ---  ----
(S) 23-16-8-1 through (S) 23-16-8-5 for such assignee and shall be subject to all the restrictions and conditions provided in that section for such assignee; provided, further, that in no event shall any General Partner be relieved of
--------  -------
such General Partner's responsibilities under this Agreement without the prior written consent of all Partners.

     Section 8.03. Transfer of Interest of Limited Partner. No Limited Partner
     ------------  ---------------------------------------
(hereinafter referred to as the "Selling Limited Partner") shall offer to sell, transfer or assign all or any portion of said Partner's interest in the Partnership without first offering, in writing, to sell such interest to the other Limited Partners (hereinafter referred to as the "Non-Selling Limited Partners") on the terms and conditions set forth in Section 8.06 below. Each Non-Selling Limited Partner may accept such offer within twenty (20) days of the receipt thereof in the proportion which the number of the Non-Selling Limited Partner's capital units bears to the total number of all Non-Selling Limited Partner's capital units, at that time. If any of the Non-Selling Limited Partners fail to accept such offer, either in whole or in part, within such twenty (20) day period, then the units not so accepted may be purchased by the other Non-Selling Limited Partners in proportion to the number of such capital units held by the other Non-Selling Limited Partners until each Non-Selling Limited Partner has had an opportunity to purchase all of the units offered by the Selling Limited Partner but not accepted by the other Non-Selling Limited Partners.

     Section 8.04. Sale to Third Party by Limited Partner. If any Limited
     ------------  --------------------------------------
Partner receives a bona fide offer to purchase all or any portion of said Partner's interest in the Partnership and such Limited Partner desires to sell such interest in accordance with the terms and conditions set forth in such offer, then such Limited Partner (hereinafter referred to as the "Selling Limited Partner") shall First offer in writing to sell such interest to the other Limited Partners (hereinafter referred to as the "Non-Selling Limited Partners") utilizing the procedure and, except as otherwise provided in this
Section 8.04, upon the terms and conditions set forth in Section 8.03 above. Such offer shall be in addition to any offer previously made pursuant to the provisions of Section 8.03 above, shall be in writing and shall state the name and address of the person or persons to whom the interest will be sold in the event the Limited Partners fail to accept such offer and the price and terms upon which such interest will be sold. If the Non-Selling Limited Partners do not agree to purchase the interest which the Selling Limited Partner has offered to sell within the time period provided above, then the Selling Limited Partner may sell such interest to the person whose name is stated in the offer at the price and the terms set forth in such offer if the following conditions are fulfilled:

     a. Such transfer or assignment is subject to an effective registration statement pursuant to the federal securities laws, including, without limitation, the Securities Act of 1933, and applicable state securities laws or, in the opinion of counsel for the Partnership, such transfer or assignment is exempt from the registration requirements of such laws;

     b. Such transferee or assignee agrees in writing to be bound by the terms and conditions of this Agreement and appoints the General Partners as the transferee's or assignee's true and lawful attorney-in-fact for the purposes set forth in Article Thirteen below; and

     c. The Partnership is reimbursed for all costs and expenses related to such transfer or assignment, including reasonable attorneys' fees and costs of amending its Certificate of Limited Partnership;

provided, however, that if such sale is not completed within thirty (30) days
--------  -------
after the date the Non-Selling Limited Partners could no longer accept such offer, then such Selling Limited Partner shall not sell, transfer or assign such interest without again complying with the terms and conditions of this Agreement.

     Section 8.05. Acceptances Conditional. If the Non-Selling Limited Partners,
     ------------  -----------------------
pursuant to Section 8.03 or 8.04 above, agree to purchase less than the entire interest offered by the Selling Limited Partner, then the Selling Limited Partner may refuse to sell such partial interest. In this event, the parties' rights under this Agreement shall be determined as though there were no acceptances of the Selling Limited Partner's offer pursuant to Section 8.03 or
8.04 above.

     Section 8.06. Purchase Price. The price at which any interest may be
     ------------  --------------
purchased by a Non-Selling Limited Partner pursuant to Section 8.03 above and the terms of payment shall, at the election of the Non-Selling Limited Partners, be either at the price and on the terms which the Selling Limited Partner is otherwise willing to accept from a third party purchaser pursuant to Section
8.04 above or at the following price and on the following terms:

     a. Except as otherwise provided in this Agreement, the value of the Selling Limited Partner's capital units to be purchased pursuant to
         Section 8.03 above shall be determined in accordance with the provisions of Section 9.01 as though the Partnership were dissolved and such value shall constitute the total purchase price to be paid. In making such determinations, the value of the capital units shall be determined as of the last day of the month preceding the written offer and shall be adjusted to reflect the appraised value of all property owned by the Partnership. For this purpose, the appraised value of such property shall be the value which all Partners may agree to or, lacking such agreement, the value to which three (3) appraisers (one (1) selected by the Partnership, one (1) selected by the Selling Limited Partner and one (1) selected by the other two (2) appraisers) may agree upon, or lacking such agreement, the average of the bona fide appraised values determined by such appraisers.

     b. If the total purchase price to be paid by the Non-Selling Limited Partner(s) is less than or equal to Twenty Thousand Dollars ($20,000.00), then the purchase price shall be paid in full upon completion of the sale. If the total purchase price to be paid by the Non-Selling Limited Partner(s) is greater than Twenty Thousand Dollars ($20,000.00), then the total purchase price shall be paid in full upon completion of the sale or, at the option of the Non-Selling Limited Partner(s), the greater of Twenty Thousand Dollars ($20,000.00) or twenty-five percent (25%) of the purchase price shall be paid at the time the sale is completed and the balance shall be paid in eight (8) equal quarterly installments commencing on the first day of the fourth month following the month in which such sale is completed. Interest on the unpaid balance of the purchase price shall accrue at the Prime Rate on the date the sale is completed, shall be paid on each installment payment date and shall be adjusted to the then prevailing Prime Rate on each installment payment date.

     Section 8.07. Completion of Sale. The purchase of any interest shall be
     ------------  ------------------
completed within thirty (30) days of the date upon which the offer is accepted or, if a series of offers is required, then within thirty (30) days of the date the final offer in any series of offers is accepted.

     Section 8.08. Evidence of Deferred Payment. Any unpaid portion of the
     ------------  ----------------------------
purchase price shall be evidenced by one or more promissory notes executed by the purchasing Limited Partner or Partners, as the case may be. Such promissory note or notes shall be made payable to the person or persons entitled to receive the proceeds of the sale of such interest, shall provide for prepayment without penalty, and shall contain a provision giving the holder of such note the option to accelerate all payments under such note in the event of any default in the payment of principal or interest which continues for thirteen (13) days after written notice of such default is given to maker. The unpaid portion of the purchase price shall be secured by a pledge of the interest so purchased to the Selling Limited Partner; any such pledge shall be evidenced by an agreement in the form and content customarily utilized by commercial lenders in the county in which the registered office of the Partnership is located. In the event the pledgee acquires the interest through execution of the pledge or otherwise, then such pledgee shall again become bound by the terms of this Agreement.

     Section 8.09. Consent Before Any Transfer. Except as otherwise provided in
     ------------  ---------------------------
Section 8.11, Section 9.04 and Section 9.05 below, no assignee or transferee of any Partner's interest in the Partnership shall be substituted or added as a Partner of the Partnership unless and until all Partners, both General and Limited, consent to such substitution or addition in writing and such assignee or transferee agrees in writing to be bound by this Agreement. Until such time, such assignee shall be entitled only to the rights and benefits not inconsistent with this Agreement as are presently provided by Ind. Code (S) 23-16-8-1 through
                                                 ---  ----
(S) 23-16-8-5 for such assignee and shall be subject to all the restrictions and conditions provided in those sections for such assignee. Such assignee shall pay all costs and expenses in connection with such admission or substitution, including but not limited to, the cost of preparing, filing and recording any amendments to the Partnership's Certificate of Limited Partnership.

     Section 8.10. Continuing Responsibility. Notwithstanding anything contained
     ------------  -------------------------
herein to the contrary, neither a Limited Partner nor a General Partner shall be relieved of any of such Partner's responsibilities under this Agreement without the prior written consent of all other Partners, both Limited and General.

     Section 8.11. Family Transfers. Notwithstanding anything hereinabove to the
     ------------  ----------------
contrary provided for in this Article Eight, capital units held by any Limited Partner may, without the consent of the Partners, be transferred to said Limited Partner's children or grandchildren or to a trust or custodianship for the benefit of said Limited Partner's children or grandchildren, whether by sale, gift, devise, bequest, operation of law or otherwise; provided, however, that
                                                      --------  -------
notwithstanding any such transfer, the rights and obligations of the parties hereunder shall remain in full force and effect, including but not limited to, the rights and obligations to buy and sell provided in this Article Eight. Any transferee pursuant to this Section 8.11 shall, without the consent of the Partners, be substituted or added as a Limited Partner and shall be bound by the provisions of this Limited Partnership Agreement as though such transferee was an initial party to this Agreement. Before any transfer for the benefit of a Limited Partner's family member is effected, the family member and, if applicable, the trustee or custodian shall, if requested by the Partnership, confirm in writing that such person is bound by the provisions of this Limited Partnership Agreement.

     Section 8.12.  Corporate Transfers Prohibited.  No Partnership interest,
     ------------   ------------------------------
General or Limited, shall be transferred, assigned or otherwise disposed of to a corporation without the prior written consent of all Partners.

     Section 8.13.  Transfers Further Restricted.  No Partner shall make any
     ------------   ----------------------------
transfer of capital units if such transfer would result in a termination of the Partnership for federal, state or local income tax purposes without the prior written consent of all Partners.

     Section 8.14.  Terminated Trusts or Custodianships. Notwithstanding
     ------------   -----------------------------------
anything hereinabove to the contrary, upon the termination of any trust or custodianship, any capital units held by such trust or custodianship shall be transferred, without the consent of the Partners, to such person or persons entitled thereto in accordance with the provisions of such trust or custodianship; provided, however, that notwithstanding such transfer, the rights
               --------  -------
and obligations of the parties hereunder shall remain in full force and effect, including but not limited to, the rights and obligations to buy and sell provided in this Article Eight. Any transferee pursuant to this Section 8.14 shall, without the consent of the Partners, be substituted or added as a Limited Partner and be bound by the provisions of this Agreement as though such transferee was an initial party to this Agreement. Before any such transfer is effected, the transferee shall, if requested by the Partnership, confirm in writing that such person is bound by the provisions of this Agreement.

                                 ARTICLE NINE
                                 ------------

                          TERMINATION AND DISSOLUTION
                          ---------------------------

     Section 9.01. Priority of Dissolution. Upon the occurrence of any of the
     ------------  -----------------------
events set forth in Section 9.02 below, the Partnership shall be dissolved, the affairs of the Partnership wound up and the property of the Partnership distributed and applied in the following order of priority:

     a. First, to the payments of any debts and liabilities of the Partnership owing to persons other than any of the Partners;

     b. Second, to the payment of any debts and liabilities of the Partnership owing to any Partner, but in the event the amount available for such payment is insufficient to satisfy all such debts and liabilities, then to such Partners in the proportion which their respective claims bear to the claims of all such Partners; and

     c. Last, to the Partners in the proportion which the positive balance in each Partner's positive capital account bears to the aggregate capital account balance of all Partners at that time.

No Partner shall have a priority over any other Partner with respect to the distribution under subparagraph (c) above. Distributions made in accordance with this Section 9.01 shall be in full satisfaction of the Partner's claim against the Partnership for distribution and liquidation. A General Partner (but not a Limited Partner) shall be liable to restore to the Partnership any negative balance standing in such Partner's capital account, following the distributions required under this Section 9.01, which amount shall, when paid to the Partnership, be distributed by the Partners to the creditors of the Partnership, or to the other Partners in accordance with this Section 9.01. The Partner restoring any such negative balance shall be required to do so at a time not later than the latest permissible time permitted under Treas. Reg. (S) 1.704-1(b)(2)(ii). In making distributions to the Partners, the positive capital account balances of the Partners shall be determined after taking into account all capital account adjustments required by Treas. Reg. (S) 1.704-1(b)(2).

     Section 9.02.  Events Causing Dissolution.  The following events shall
     ------------   --------------------------
cause the dissolution of the Partnership:

     a.  Upon the mutual consent in writing executed by all Partners;

     b. Upon the occurrence of an event specified under the laws of the State of Indiana as one effecting dissolution (except to the extent as may be otherwise provided in this Agreement and the Act);

     c. Upon the withdrawal of a General Partner at a time when there is no other General Partner (except to the extent as may be otherwise provided in this Agreement and the Act);

     d. On December 31, 2035, unless extended by written agreement of all Partners;

     e.  Upon the entry of a decree of judicial dissolution under the Act; or

     f. Upon the failure of a new General Partner to qualify under the provisions of Section 9.04 below.

In the case of an individual General Partner, the term "withdrawal" shall include not only a court order adjudicating a General Partner incompetent, but also a written statement signed by two (2) licensed physicians (each of whom shall represent in such written statement (i) as to such physician's certification by a recognized medical board and (ii) that the physician currently practices medicine in the county or metropolitan area in which the General Partner is then residing) certifying that they have examined the General Partner and are of the opinion that, by reason of mental or physical infirmity or other incapacity, the General Partner is unable to manage the General Partner's own person or property.

     Section 9.03. Agreement in Event of Dissolution by Act or Event Relating to
     ------------  -------------------------------------------------------------
Less Than All Partners.  If the act of, or an event relating to, less than all
----------------------
Partners (the "Dissolving Partners"), including, without limitation, the withdrawal of a General Partner, shall for any purpose be considered an event of dissolution of the Partnership, then the remaining Partners shall enter into a new partnership upon the terms and conditions set forth above and upon the same terms and conditions governing the present Partnership, and each party to this Agreement hereby agrees for himself, his executor, administrator, heirs and assigns to enter into such new partnership and to execute any and all instruments necessary therefor. The act or event relating to the Dissolving Partners shall be treated as a notice of withdrawal by the Dissolving Partners of the entire capital account or capital accounts of the Dissolving Partners.

     Section 9.04. Designation of a General Partner. Upon the withdrawal of BPR
     ------------  --------------------------------
Holdings, Inc., as a General Partner or upon the withdrawal of the last General Partner who may have been designated in accordance with the provisions of this
Section 9.04, the Partnership shall continue for a period not exceeding ninety
(90) days immediately following the withdrawal of the last General Partner. During such time, the Partners holding more than fifty percent (50%) of the total number of capital units held by all Partners at that time shall designate a person or other legal entity as a new General Partner and such designee shall become a new General Partner by accepting such designation in writing and assuming the obligations of the last General Partner under this Agreement. In the event a new General Partner is not qualified within the time prescribed, then at the expiration of such period the Partnership shall dissolve and the affairs of the Partnership wound up and the property of the Partnership distributed as provided in this Article Nine. Except as provided in the immediately preceding sentence, if the withdrawal of any General Partner shall for any purpose be considered as a dissolution of the Partnership, then the provisions set forth in this Section
9.04 shall be construed as an agreement to enter into a new partnership upon the terms and conditions set forth in this Agreement and each party to this Agreement hereby agrees for himself, his executor, administrator, heirs and assigns to enter into such new partnership and to execute any and all instruments necessary therefor.

     Section 9.05. Bankruptcy, Incompetency or Death of a Limited Partner. Upon
     ------------  ------------------------------------------------------
the death, adjudication of incompetency or bankruptcy of a Limited Partner, then the personal representative of such deceased Limited Partner, the trustee of such bankrupt Limited Partner or the legal representative of an incompetent Limited Partner, as the case may be, shall be considered an assignee of such Limited Partner's interest in this Partnership and, unless admitted to the Partnership as a new or substituted Partner pursuant to Article Eight above, such personal representative, trustee or legal representative shall be entitled only to the rights and benefits not inconsistent with this Agreement as are presently provided by Ind. Code (S) 23-16-8-3 for a creditor of a person having
                      ---  ----
a partnership interest. In addition, the personal representative of a deceased Limited Partner shall, without the consent of the Partners, be permitted to transfer said Partnership interests to the deceased Limited Partner's spouse, children, or grandchildren or to a trust or custodianship for the benefit of said Limited Partner's spouse, children or grandchildren pursuant to the provisions and, except as otherwise provided in this Section 9.05, upon the terms and conditions set forth in Section 8.11 above. In such event, the transferee shall, without the consent of the Partners, be substituted or added as a Limited Partner and shall be bound by all the provisions of this Agreement.

     Section 9.06. Time to Dissolve. A reasonable time shall be allowed for the
     ------------  ----------------
orderly liquidation of the assets of the Partnership and the discharge of liabilities to creditors so as to minimize the normal losses attendant upon such liquidation. Each of the Partners during the course of winding up the Partnership affairs and dissolution shall be furnished with a statement prepared by the General Partners which shall set forth the assets and liabilities of the Partnership as of the date of the termination of the Partnership.

     Section 9.07. Date of Termination. The Partnership shall be terminated when
     ------------  -------------------
all of its assets have been applied and distributed in accordance with the provisions of Section 9.01 above. The establishment of any reserves for the payment of any contingent or unforeseen liabilities or obligations of the Partnership shall not have the effect of extending the term of the Partnership, and such reserve shall be applied and distributed in the manner otherwise provided in Section 9.01 above upon the expiration of the period of such reserve. Upon the termination of the Partnership, there shall be recorded a Certificate of Cancellation of the Partnership.

     Section 9.08. Contingent Liabilities.  Notwithstanding any of the
     ------------  ----------------------
provisions of this Agreement upon the dissolution of the Partnership each General Partner shall continue to be personally liable for the liabilities of the Partnership (absolute, contingent or otherwise, and whether or not known at the time of dissolution) which become payable subsequent to the date of dissolution arising out of events occurring prior to the date of dissolution. Each General

Partner shall be responsible for the proportion of such liability as such General Partner was liable prior to the dissolution of the Partnership in accordance with Section 3.08 above. Each General Partner shall, if necessary, pay to the other General Partners any amounts as are necessary to insure that the terms of this Section are made fully effective.

                                  ARTICLE TEN
                                  -----------

                        AMENDMENT AND ENTIRE AGREEMENT
                        ------------------------------

     This Agreement shall not be amended, altered, changed or added to except by a written instrument executed by all Partners as of the time of such alteration or amendment. This instrument contains the entire understanding and agreement of the Partners with respect to all matters referred to herein and all prior negotiations and understandings are hereby merged into this Agreement.

                                ARTICLE ELEVEN
                                --------------

                                   REMEDIES
                                   --------

     Section 11.01. Attorneys' Fees. In the event any Partner finds it necessary
     -------------  ---------------
to bring an action at law or other proceeding against any other party to enforce any of the terms, covenants and conditions hereof, or by reason of any breach or default hereunder, the party prevailing in any such action or other proceeding shall be paid all reasonable attorneys' fees by the other party, and in the event any judgment is secured by such prevailing party, all such attorneys' fees shall be included in any such judgment as determined by the court and not by the jury.

     Section 11.02. Waiver of Actions. The Partners agree that irreparable
     -------------  -----------------
damage will be done to the goodwill and reputation of the Partnership if any Partner should bring any action in court to dissolve this Partnership. Care has been taken in this Agreement to provide for the fair and just compensation to a Partner desiring to terminate said Partner's relationship with the Partnership for any reason. Accordingly, each Partner accepts the provisions of this Agreement as the sole entitlement on the termination of said Partner's relationship with the Partnership and acknowledges that such provisions are just and reasonable; waives and renounces said Partner's right to seek a court decree of dissolution or accounting, or to seek the appointment of a liquidator by judicial action; and agrees that in the event any Partner should bring any action to dissolve this Partnership or for the appointment of a liquidator in contravention of this provision, such Partner shall be entitled only to the balance in such Partner's capital account, and that in the event any Partner should bring any action for an accounting such Partner shall pay all costs, fees and expenses incurred by the Partnership and the remaining Partners in such action including, without limitation, attorneys' fees, accounting fees and other costs.

                                ARTICLE TWELVE
                                --------------

                         DEALINGS WITH THE PARTNERSHIP
                         -----------------------------

     Section 12.01.  Dealings With the Partnership.  Any Partner may deal with
     -------------   -----------------------------
the Partnership as an independent contractor or as an agent for others, and may receive from such others or the Partnership normal profits, compensation, commissions or other income incident to such dealings. Except as hereinafter provided, no Partner nor any related person or entity in which they, or any one of them, may hold a material ownership interest, shall deal with the Partnership as an independent contractor or as agent for others without first disclosing to all Partners the existence of such relationship or ownership interest and the compensation or price to be received by the Partner or such related person or entity. The amount payable by the Partnership to any Partner or such related person or entity shall not be greater than the amount which the Partnership would have to pay under an arms-length contract with an unrelated person or entity. In the event any Partner fails to make such disclosure, such Partner shall remit to the Partnership, on demand of the General Partners or the other Partners, all compensation or sales price derived by the Partner or related person or entity from such dealings.

     Section 12.02.  Dealings Outside the Partnership.  During the continuance
     -------------   --------------------------------
of the Partnership, the General Partners individually or collectively shall, at any time and from time to time, devote such time and effort to the Partnership business as may be necessary to promote adequately the interests of the Partnership and the mutual interests of the Partners. Except as otherwise provided by agreement with one or more of the General Partners, the General Partners shall not be required to devote full time to Partnership business. During the continuance of the Partnership, the Partners individually or collectively may, at any time and from time to time, engage in and possess an interest in other business ventures of any and every type and description, independently or with others, and neither the Partnership nor any Partner shall by virtue of this Agreement have any right, title or interest in or to such independent ventures of the Partners.

     Section 12.03. Partners' Salary. No Partner shall receive a regular salary
     -------------  ----------------
or fees for services rendered in management or operation of the Partnership business or property unless specifically agreed to by Partnership Action and such agreement is evidenced by a written agreement specifying such salary; provided, however, that no Partner shall be required to contribute any materials
--------  -------
or services for the business or operations of the Partnership and, to the extent any Partner provides such services or the use of any equipment to the Partnership which the Partnership would otherwise have been required to obtain by contract, the Partner or Partners providing such services or equipment shall be paid by the Partnership at the customary or prevailing rates for such service or equipment in the locale where they were provided.

     Section 12.04. Management Fee. Any Partner may, by agreement of the
     -------------  --------------
Partners, be compensated for performance of its duties and responsibilities as a Partner. Any such compensation shall be considered guaranteed payments within the meaning of Section 707(c) of the Code.

     Section 12.05.  Fiduciary Obligations.  The General Partners shall have a
     -------------   ---------------------
fiduciary responsibility to all Partners, both General and Limited, and shall exercise the General Partners' rights and powers in such manner as will best serve the interests of all Partners, including the safekeeping and use of all funds and assets of the Partnership, whether or not in their immediate possession or control. The General Partners shall not employ, or permit another to employ, such funds or assets in any manner except for the exclusive benefit of the Partnership.

                               ARTICLE THIRTEEN
                               ----------------

                               POWER OF ATTORNEY
                               -----------------

     Section 13.01.  Power of Attorney.  Each Limited Partner does hereby
     -------------   -----------------
nominate, constitute and appoint the General Partners as said Limited Partner's true and lawful agent and attorney-in-fact, in said Limited Partner's name, place and stead, to make, execute, acknowledge, swear to and file:

     a. Any certificate or other instrument which may be required to be filed by the Partnership under the laws of any state or of the United States; and

     b. Any and all amendments, modifications, or cancellations of such certificate or instrument, including any amendment to the Certificate of Limited Partnership required in accordance with the provisions of this Agreement and the Special Power of Attorney which is attached hereto as Exhibit "13.01" and incorporated herein by reference.
                   ---------------

     Section 13.02.  Appointment Irrevocable. This power of attorney granted
     -------------   -----------------------
herein being coupled with an interest is irrevocable and shall not be affected by death or incompetence of the principal and, in addition, shall be effective to the fullest extent permitted pursuant to Ind. Code (S) 30-5-1-1, et seq.
                                            ---  ----               -- ---

                               ARTICLE FOURTEEN
                               ----------------

                                    GENERAL
                                    -------

     Section 14.01.  Notices and Registered Agent. The registered agent of the
     -------------   ----------------------------
Partnership shall be as follows:

     REGISTERED AGENT:  Richard E. Summers
                        27217 County Road 6
                        Elkhart, Indiana 46514-0026

or at such other address as may hereafter be designated in accordance with the Act. All notices, demands, offers or other communication which any party hereto is required or may desire to give to any other party hereto may be delivered in person or may be mailed by certified or registered mail, postage prepaid, addressed to the other party as follows:

     PARTNERSHIP:       Shelter Distribution, L.P.
                        27217 County Road 6
                        Elkhart, Indiana 46514-0026

     GENERAL
     PARTNERS:          BPR Holdings, Inc.
                        27217 County Road 6
                        Elkhart, Indiana 46514-0026

     LIMITED
     PARTNERS:          Shelter Components of Indiana, Inc.
                        27217 County Road 6
                        Elkhart, Indiana 46514-0026

or at such other address as any Partner may hereafter specify in writing to the Partnership and the other Partners. Any notice or demand pursuant to this Agreement shall be deemed given and received immediately if delivered in person or if delivered by mail then forty-eight (48) hours after deposit in United States mail postage prepaid.

     Section 14.02. Partnership Action. As used in this Agreement, the term
     -------------  ------------------
"Partnership Action" shall mean authorization by a majority of the General Partners at that time.

     Section 14.03. Certificate of Limited Partnership.  As soon as practicable
     -------------  ----------------------------------
after the execution of this Agreement, the Partnership shall cause to be filed with the Secretary of State of the State of Indiana a Certificate of Limited Partnership meeting the requirements of the Act. In addition, the Partnership shall cause to be filed any amendment to the Certificate of Limited Partnership as required by the Act or as the General Partners deem advisable and permitted by the Act.

     Section 14.04. Execution in Counterparts. This Agreement may be executed in
     -------------  -------------------------
one or more counterparts, each of which may be executed by one of the parties hereto, with the same force and effect as though all the parties executing such counterparts had executed but one instrument.

     Section 14.05. Titles. The titles and headings in this Agreement are for
     -------------  ------
convenience only and shall in no way affect, limit or control the meaning or application of any article or section hereof.

     Section 14.06. Applicable Law. This Agreement shall be construed in
     -------------  --------------
accordance with the laws of the State of Indiana.

     Section 14.07. Time of Essence. Time is of the essence in this Agreement
     -------------  ---------------
and all the terms and provisions hereof. This Agreement and all the terms and provisions hereof shall, except as herein otherwise provided, inure to the benefit of and shall be binding upon the heirs, personal representatives, successors and assigns of the parties hereto.

     Section 14.08. Partial Invalidity. If any of the terms and provisions of
     -------------  ------------------
this Agreement are determined to be invalid, such invalid term or provision shall not affect or impair the remainder of this Agreement, but such remainder shall continue in full force and effect to the same extent as though such invalid term or provision were not contained herein.

     Section 14.09. Singular and Plural.  In this Agreement, whenever the
     -------------  -------------------
context so requires, the singular includes the plural and the plural includes the singular.

     Section 14.10. General and Limited Partners.  As provided in Section 3.01
     -------------  ----------------------------
above, capital units may be held by either General and Limited Partners of the Partnership and a Partner may be both a General and Limited Partner of the Partnership. For purposes of determining a Partner's rights and obligations under this Agreement, a Partner who is both a General and Limited Partner shall have such Partner's rights and obligations determined independently as though such Partner held only a General or Limited Partnership interest.

     Section 14.11. Further Action. The Partners shall execute and deliver all
     -------------  --------------
documents, provide all information and take or forebear from all such action as may be necessary or appropriate to achieve the purposes of this Agreement.

     Section 14.12. Pronouns. All pronouns and variations thereof shall be
     -------------  --------
deemed to refer to the masculine, feminine and neuter as the identity of the person or persons may require.

     Section 14.13. Partnership Obligations Binding. Each Partner agrees that
     -------------  -------------------------------
the promises, covenants and conditions contained herein are given individually and as a Partner and inure to and are binding upon his successors, assigns and estate.

     Section 14.14. Partition. The Partners hereby agree that no Partner, nor
     -------------  ---------
any successor in interest to any Partner, shall have the right while this Agreement remains in effect to have the Partnership property partitioned, or to file a complaint or institute any proceeding at law or in equity to have the property partitioned, and each Partner on behalf of himself, his successors, successors in title and assigns, hereby waives any such right.

     Section 14.15. Prime Rate. As used in this Agreement, the term "Prime Rate"
     -------------  ----------
shall mean the prime rate as published in The Wall Street Journal, and which is
                                          -----------------------
described as the base rate on corporate loans at large United States money center commercial banks, as the rate may vary from time to time. If such base rate is expressed as a range, the higher of the reported range will apply.

     Section 14.16. Signatory Requirements. Each Limited Partner or additional
     -------------  ----------------------
or substitute Limited Partner may become a signatory hereof by signing a Limited Partner Signature Page to this Agreement and such other instruments as the General Partners shall determine. By so signing, each Limited Partner or additional or substitute Limited Partner shall be deemed to have adopted and agreed to be bound by all the provisions of this Agreement, as amended from time to time in accordance with the provisions of this Agreement.

     Section 14.17. Statutory Accountings, Etc. The Partners hereby agree that
     -------------- --------------------------
no Partner, nor any successor in interest to any Partner, shall have the right while this Agreement remains in effect to any statutory right to an accounting or to institute any proceeding at law or in equity to obtain such accounting, and each Partner on behalf of himself, his successors, successors in title and assigns, hereby waives any such rights and hereby accepts the provisions of
Section 7.04 above as such Partner's sole right to any Partnership accountings.

     Section 14.18. Book Value. As used in this Agreement, the term "Book Value"
     -------------  ----------
of any item of Partnership property as of any particular date shall be determined as follows: (a) the Book Value of any item of property contributed by a Partner to the capital of the Partnership shall be the agreed-upon gross fair market value of such item of property as of the date such property was contributed to the Partnership, as adjusted for depreciation, depletion, cost recovery and amortization deductions with respect to such property computed in the manner provided in Section 4.01(a) above; and (b) the Book Value of any other item of Partnership property shall be its adjusted basis for Federal income taxation purposes.

     IN WITNESS WHEREOF, the parties hereto have set their hands, effective as of the day and year first above written, on this 20th day of December, 1995.


GENERAL PARTNER                          LIMITED PARTNER
---------------                          ---------------

BPR HOLDINGS, INC.                       SHELTER COMPONENTS OF INDIANA,
                                         INC.


By: /s/ LARRY D. RENBARGER               By: /s/ DALE LEDBETTER
   -----------------------------            ---------------------------
   Larry D. Renbarger, President            Dale Ledbetter, President

STATE OF INDIANA   )
                   ) SS:
COUNTY OF ELKHART  )


     Before me, a Notary Public in and for said county and state, personally appeared Larry D. Renbarger, known to me to be the President of BPR Holdings, Inc., and who executed this Agreement on behalf of BPR Holdings, Inc., as a General Partner, and being duly sworn, acknowledged that execution for the purposes therein contained as of the date of the Agreement referred to therein.

     Witness my hand and official seal.



                                       /s/ NANCY L. BARNETT
                                       -----------------------------------------
                                       Nancy L. Barnett, Notary Public
                                       Residing in St. Joseph County, Indiana

My Commission Expires:

    April 24, 1996
----------------------


STATE OF INDIANA  )
                  ) SS:
COUNTY OF ELKHART )


     Before me, a Notary Public in and for said county and state, personally appeared Dale Ledbetter, known to me to be the President of Shelter Components of Indiana, Inc., and who executed this Agreement on behalf of Shelter Components of Indiana, Inc., as a Limited Partner, and being duly sworn, acknowledged that execution for the purposes therein contained as of the date of the Agreement referred to therein.

     Witness my hand and official seal.


                                       /s/ NANCY L. BARNETT
                                       -----------------------------------------
                                       Nancy L. Barnett, Notary Public
                                       Residing in St. Joseph County, Indiana

My Commission Expires:

    April 24, 1996
----------------------

                                EXHIBIT "3.02"
                                --------------

                         LIMITED PARTNERSHIP AGREEMENT
                         -----------------------------

                                      OF
                                      --

                          SHELTER DISTRIBUTION, L.P.
                          --------------------------

    Description of Property                                 Value
    -----------------------                                 -----

Cash:                                                       $   170,380
----

Assets:                                                     $
------

     TOTAL GROSS VALUE                                      $
                                                            -----------

Liabilities:                                                $
-----------

     TOTAL LIABILITIES                                      $
                                                            -----------
     TOTAL NET VALUE                                        $17,208,380
                                                            ===========

                                EXHIBIT "13.01"
                                ---------------

                           SPECIAL POWER OF ATTORNEY
                           -------------------------

     The undersigned, Shelter Components of Indiana, Inc., hereby constitutes and appoints the General Partners of Shelter Distribution, L.P., a limited partnership being organized under the Revised Uniform Limited Partnership Act of Indiana (hereinafter referred to as the "Partnership"), and Larry D. Renbarger or any of them, as the undersigned's true and lawful attorney-in-fact in the undersigned's name, place and stead to:

     1. Sign and certify under oath such original Certificate of Limited Partnership with respect to the Partnership as is required by the Revised Uniform Limited Partnership Act of Indiana.

     2. Sign and certify under oath such amended Certificates of Limited Partnership with respect to the Partnership as required from time to time in order to reflect:

     a.  A change in the name of the Partnership;

     b. The admission of a new General Partner in accordance with the provisions of the Partnership Agreement;

     c. The withdrawal of a General Partner in accordance with the provisions of the Partnership Agreement;

     d. The continuation of the business of the Partnership after an event of withdrawal of a General Partner in accordance with the provisions of the Partnership Agreement;

     e. The discovery by a General Partner that any statement in the original Certificate of Limited Partnership or any amendment thereof was false when made;

     f. The facts or arrangements described in the original Certificate of Limited Partnership or any amendment thereof have changed making the original Certificate of Limited Partnership or any amendment thereof inaccurate in any respect; or

     g. Any other change or modification of the original Certificate of Limited Partnership or any amendment thereof that the General Partners agree to.

     3. Execute such amendments to the Limited Partnership Agreement of the Partnership as are necessary to reflect the admission of additional Limited Partners or substitution of Limited Partners in accordance with the agreement.

     4. Execute and file all documents which may be required to effect the dissolution of the Partnership pursuant to the Limited Partnership Agreement.

     5. Execute and file all assumed name certificates required to be filed on behalf of the Partnership.

     This power of attorney is coupled with an interest and shall be irrevocable to the General Partners and Larry D. Renbarger, or any of them, so long as said person or persons continues as a General Partner of the Partnership and shall not be affected by the death or incompetence of the principal and, in addition, shall be effective to the fullest extent permitted pursuant to Ind. Code (S) 30-
                                                               ---  ----
5-1-1, et seq.

     This special power of attorney shall be governed by and construed in accordance with the laws of the State of Indiana.

     IN WITNESS WHEREOF, the undersigned has executed this special power of attorney this 20th day of December, 1995.


                                    Shelter Components, of Indiana, Inc.



                                    By: /s/ DALE LEDBETTER
                                       -----------------------------------------
                                       Dale Ledbetter, President

STATE OF INDIANA   )
                   ) SS:
COUNTY OF ELKHART  )

     Before me, a Notary Public in and for said county and state, personally appeared Dale Ledbetter, the President of Shelter Components of Indiana, Inc., and executed this Special Power of Attorney for and on behalf of the Corporation, this 20 day of December, 1995.

     Witness my hand and official seal.


                                          /s/ NANCY L. BARNETT
                                          --------------------------------------
                                          Nancy L. Barnett, Notary Public
                                          Residing in St. Joseph County, Indiana

My Commission Expires:

    April 24, 1996
----------------------


This instrument prepared by J. Scott Troeger, Attorney at Law, Barnes & Thornburg, 301 South Main Street, Suite 305, Elkhart, Indiana 46516, (219) 293-0681.

                           SPECIAL POWER OF ATTORNEY
                           -------------------------

     The undersigned, Shelter Components of Indiana, Inc., hereby constitutes and appoints the General Partners of Shelter Distribution, L.P., a limited partnership being organized under the Revised Uniform Limited Partnership Act of Indiana (hereinafter referred to as the "Partnership"), and Larry D. Renbarger or any of them, as the undersigned's true and lawful attorney-in-fact in the undersigned's name, place and stead to:

     1. Sign and certify under oath such original Certificate of Limited Partnership with respect to the Partnership as is required by the Revised Uniform Limited Partnership Act of Indiana.

     2. Sign and certify under oath such amended Certificates of Limited Partnership with respect to the Partnership as required from time to time in order to reflect:

     a.  A change in the name of the Partnership;

     b. The admission of a new General Partner in accordance with the provisions of the Partnership Agreement;

     c. The withdrawal of a General Partner in accordance with the provisions of the Partnership Agreement;

     d. The continuation of the business of the Partnership after an event of withdrawal of a General Partner in accordance with the provisions of the Partnership Agreement;

     e. The discovery by a General Partner that any statement in the original Certificate of Limited Partnership or any amendment thereof was false when made;

     f. The facts or arrangements described in the original Certificate of Limited Partnership or any amendment thereof have changed making the original Certificate of Limited Partnership or any amendment thereof inaccurate in any respect; or

     g. Any other change or modification of the original Certificate of Limited Partnership or any amendment thereof that the General Partners agree to.

     3. Execute such amendments to the Limited Partnership Agreement of the are necessary to reflect the admission of additional Limited Partners or of Limited Partners in accordance with the agreement.

     4. Execute and file all documents which may be required to effect the dissolution of the Partnership pursuant to the Limited Partnership Agreement.

     5. Execute and file all assumed name certificates required to be filed on behalf of the Partnership.

     This power of attorney is coupled with an interest and shall be irrevocable to the General Partners and Larry D. Renbarger, or any of them, so long as said person or persons continues as a General Partner of the Partnership and shall not be affected by the death or incompetence of the principal and, in addition, shall be effective to the fullest extent permitted pursuant to Ind. Code (S) 30-
                                                               ---  ----
5-1-1, et seq.
       -- ---

     This special power of attorney shall be governed by and construed in accordance with the laws of the State of Indiana.

     IN WITNESS WHEREOF, the undersigned has executed this special power of attorney this 20th day of December, 1995.


                                    Shelter Components of Indiana, Inc.


                                    By: /s/ DALE LEDBETTER
                                       -----------------------------------------
                                       Dale Ledbetter, President

STATE OF INDIANA   )
                   ) SS:
COUNTY OF ELKHART  )

     Before me, a Notary Public in and for said county and state, personally appeared Dale Ledbetter, the President of Shelter Components of Indiana, Inc., and executed this Special Power of Attorney for and on behalf of the Corporation, this 2Oth day of December, 1995.

     Witness my hand and official seal.


                                 /s/ NANCY L. BARNETT
                                 -----------------------------------------------
                                 Nancy L. Barnett, Notary Public
                                 Residing in St. Joseph County, Indiana

My Commission Expires:

   April 24, 1996
---------------------

This instrument prepared by J. Scott Troeger, Attorney at Law, Barnes & Thornburg, 301 South Main Street, Suite 305, Elkhart, Indiana 46516, (219) 293-0681.